UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 8, 2012

SUNWIN STEVIA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53595	56-2416925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Shengwang Avenue, Qufu, Shandong China	273100
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 537-4424999

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.
Item 3.02                      Unregistered Sales of Equity Securities.

In February 2009, in connection with a securities purchase agreement with WILD Flavors, Inc. (“WILD Flavors”), Sunwin Stevia International, Inc. converted our Sunwin Stevia International subsidiary into a limited liability company named Sunwin USA, LLC (“Sunwin USA”) and, in exchange for our contribution of Sunwin Stevia International‘s capital to the limited liability company, we received 5,500 membership units in Sunwin USA representing a 55% interest after giving effect to the issuance of 4,500 membership units to WILD Flavors. WILD Flavors was appointed the sole manager of Sunwin USA and was responsible for all of its business and affairs. In February 2009 as part of these transactions we also entered into a distributorship agreement with WILD Flavors for the worldwide distribution of our stevioside products. The distributorship agreement had an initial term of 60 months with automatic renewal terms of 12 successive 36 month renewal periods.

Because WILD Flavors maintained certain approval and veto rights and maintained other minority rights to provide for WILD Flavors to effectively participate in significant decisions that would be expected to be made in the ordinary course of business under the terms of these agreements, in accordance with FASB Accounting Standards Codification 810-10-25-5 historically we did not consolidated Sunwin USA’s operations and accounted for our interest in Sunwin USA as an equity method investment.

On August 8, 2012 we entered into an Exchange Agreement with WILD Flavors pursuant to which we purchased its 45% membership interest in Sunwin USA for an aggregate consideration of approximately $1,472,541, which includes the issuance of 7,666,666 shares of our common stock valued at approximately $1,380,000 and a cash payment of $92,541.  The transaction closed on August 20, 2012.  The recipient was an accredited or otherwise sophisticated investor with access to information concerning our company and the issuance of these shares was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Under the terms of the agreement, WILD Flavors assumed certain pre-closing obligations of Sunwin USA totaling approximately $694,000, including trade accounts receivable, loans, health care and monthly expenses of an employee, potential chargebacks, bank fees and broker commissions incurred prior to the closing date.  The agreement also contained customary joint indemnification and general releases.  As a result of this transaction, we will begin consolidating the operations of Sunwin USA with ours from the date of acquisition.

The Exchange Agreement is filed as Exhibit 10.29 to this report and the terms and conditions of that agreement described herein are qualified in their entirety by reference to the agreement.

Item 8.01                      Other Events.

In addition to the Exchange Agreement, on August 8, 2012 we entered into the following additional agreements with WILD Flavors or its affiliate:

•           We entered into an Amendment to Operating Agreement with WILD Flavors pursuant to which we are now the sole manager of Sunwin USA and certain sections of the original agreement dated April 29, 2009 were deleted as they were no longer relevant following our purchase of the minority interest in Sunwin USA described above;

•           We entered into a Termination of Distribution Agreement with WILD Flavors and Sunwin USA pursuant to which the Distribution Agreement dated February 5, 2009 was terminated; and

•           We entered into a Distributorship Agreement with WILD Procurement Gmbh, a Swiss corporation (“WILD Procurement”) which is an affiliate of WILD Flavors.  Under the terms of this agreement, we appointed WILD Procurement as a non-exclusive world-wide distributor for the resale of our stevia products.  There are no minimum purchase quantities under the agreement, and the pricing and terms of each order will be negotiated by the parties at the time each purchase order is placed.  The agreement restricts WILD Procurement from purchasing steviosides or other forms of stevia that are included in our products from sources other than our company under certain circumstances.  In addition, at such time as we desire to offer new products, we must first offer WILD Procurement the non-exclusive right to distribute those products and the parties will have 60 days to reach mutually agreeable terms.  The agreement contains certain representations by us as to the quality of the products we may sell WILD Procurement and the products’ compliance with applicable laws and good manufacturing practices, as well as customary confidentiality and indemnification provisions.

In the event WILD Procurement should fund research on stevia used in food, beverage or dietary supplement applications, and as a result of this research it develops new intellectual property, such intellectual property shall be the sole property of WILD Procurement.  In the event we should jointly fund research, any new intellectual property developed from this effort will be jointly owned and each party will have the right to use the developed intellectual property in stevia-based products.

The agreement is for an initial term of 12 months and will automatically renew for successive 12 month terms unless the agreement has been terminated by either party upon 45 days prior written notice.  There are no assurances any purchase orders will be placed under the terms of the Distribution Agreement.  The agreement may also be terminated by either party upon a material breach by the other party, or upon the filing of a bankruptcy petition, both subject to certain cure periods.  In the event the agreement is terminated, WILD Procurement has the right to continue to distribute our products on a non-exclusive basis for 24 months upon terms and conditions to be negotiated by the parties.

The Amendment to Operating Agreement and Termination of Distribution Agreement are filed as Exhibits 10.30 and 10.31, respectively, to this report and the terms and conditions of those agreements described herein are qualified in their entirety by reference to the agreements.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.29	Exchange Agreement dated August 8, 2012 by and between WILD Flavors, Inc. and Sunwin Stevia International, Inc.
10.30	Amendment to Operating Agreement dated August 8, 2012 by and between WILD Flavors, Inc. and Sunwin Stevia International, Inc.
10.31	Termination of Distribution Agreement dated August 8, 2012 by and between WILD Flavors, Inc., Sunwin Stevia International, Inc. and Sunwin USA, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN STEVIA INTERNATIONAL, INC.
Date: August 24, 2012	By: /s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer